EXHIBIT 4.8




                                SECOND AMENDMENT
                                ----------------

                                       TO
                                       --

                          WESTERN GAS RESOURCES, INC.
                          ---------------------------

                                RETIREMENT PLAN
                                ---------------




         THIS AMENDMENT is made by Western Gas Resources, Inc. (the "Employer").

         WHEREAS, the Employer maintains a retirement plan (the "Plan"); and

         WHEREAS, Section 10.5(a) of the Plan provides in part as follows:

                  "The Corporation may at any time and from time to time amend this Plan and Trust Agreement..."; and

         The Employer desires to amend the plan to revise the vesting provisions.

         NOW, THEREFORE, the Employer does hereby amend Section 5.8(c) of the Plan to read in its entirety as follows:

                  "c. Other Employer Contributions. A Participant"s interest in the contributions made by the Employer other than those contributions subject to b above, and the earnings, losses and changes in fair market value thereof, shall become vested to the extent of the following percentages based upon the number of years of service credited to such Participant under Section 5.11:

                  Years of Service                   Percentage of Vesting
                  ----------------                   ---------------------
                         1                                        0%
                         2                                   33-1/3%
                         3                                   66-2/3%
                         4                                      100%


The four year vesting schedule set forth above shall apply to all Participants who are actively employed by the Employer at any time on or after January 1, 2004. Participants not meeting the requirements of the preceding sentence shall remain subject to the six year vesting schedule pursuant to the terms of the Plan in effect prior to the Plan Year beginning in 2004."

         This amendment shall be effective as of January 1, 2004.


         IN WITNESS WHEREOF, the Amendment set forth above has b1en adopted by the Employer this 5th day of January, 2004.


                                    WESTERN GAS RESOURCES, INC.



                                    By /s/ William J. Krysiak
                                       -------------------------